Exhibit 99.3
February 5, 2009
Steve Capelli
President, WWFO
(Delivered by hand)
Dear Steve:
This is to inform you of your 2009 compensation as approved by the Sybase, Inc. Compensation Committee:
1.	Cash Compensation (effective January 1, 2009)
4.	Annual base salary: $440,748

5.	Incentive bonus target: $396,673

6.	Total target cash compensation (TTC): $837,421
You will receive shortly your 2009 Variable Compensation Plan Document with the details of your quota and plan components.
2.	Long-Term Incentives
(a)	Sybase Stock Option Grant (4-year service vest)
•	50,100 options
(b)	Restricted Stock Grant (3-year cliff vest)
•	12,500 shares
(c)	Restricted Stock Grant (1-year performance period; 3-year cliff vest)
•	37,500 shares
The vesting terms are set out in the relevant equity award grant agreement.
I also want to take this opportunity to thank you for your contributions in 2008. I look forward to your support and contributions in 2009.
Sincerely
/s/ John S. Chen
John S. Chen
Chairman, CEO, and President
cc HR file